UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2026

Acurx Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40536	82-3733567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

259 Liberty Avenue, Staten Island, NY 10305

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (917) 533-1469

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACXP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the close of business on August 20, 2026, the record date of the Annual Meeting of Stockholders of Acurx Pharmaceuticals, Inc. (the “Company”) held on October 16, 2026 (the “Annual Meeting”), there were 5,471,297 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), outstanding and entitled to vote. At the Annual Meeting, the holders of 2,890,899 shares of Common Stock, or approximately 52.83% of our outstanding shares of Common Stock, were represented in person or by proxy and, therefore, a quorum was present. At the Annual Meeting, our stockholders considered two proposals, which are described briefly below and in more detail in our definitive Proxy Statement filed with the Securities and Exchange Commission on September 1, 2026. The final voting results for each proposal are set forth below.

Proposal 1 - Election of Directors

Our stockholders elected the following directors as Class II directors to serve three-year terms expiring in 2029 by the following votes:

Nominees	Shares Voted For	Shares Withheld	Broker Non-Votes
David P. Luci	1,187,323	73,804	1,629,772
Jack H. Dean	1,203,310	57,817	1,629,772

Proposal 2 - Ratification of Independent Registered Public Accounting Firm

Our stockholders ratified the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 by the following votes:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
2,877,193	8,473	5,233	N/A

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Acurx Pharmaceuticals, Inc.
Date: October 16, 2026
	By:	/s/ David P. Luci
	Name:	David P. Luci